Exhibit 4.2

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

Warrant No. [_____________]

Issue Date: [______________]

WARRANT TO PURCHASE SHARES OF COMMON STOCK

OF

ASPENBIO PHARMA, INC.

THIS CERTIFIES that, for value received, Liolios Group, Inc., is entitled to purchase from ASPENBIO PHARMA, INC., a Colorado corporation (the “Corporation”), subject to the terms and conditions hereof, 5,000 shares (the “Warrant Shares”) of common stock, no par value (the “Common Stock”). This warrant, together with all warrants hereafter issued in exchange or substitution for this warrant, is referred to as the “Warrant” and the holder of this Warrant is referred to as the “Holder.” The number of Warrant Shares is subject to adjustment as hereinafter provided. Notwithstanding anything to the contrary contained herein, this Warrant shall expire at 5:00pm EST on [_______________], three years from Issue Date (the “Termination Date”).

1. Exercise of Warrants. (a) The Holder may, at any time prior to the Termination Date, exercise this Warrant in whole or in part at an exercise price per share equal to $[_____] per share, subject to adjustment as provided herein (the “Warrant Price”), by the surrender of this Warrant (properly endorsed) at the principal office of the Corporation, or at such other agency or office of the Corporation in the United States of America as the Corporation may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in lawful money of the United States by check or wire transfer for each share of Common Stock being purchased. Upon any partial exercise of this Warrant, there shall be executed and issued to the Holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised. In the event of the exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, as applicable, registered in the name of the Holder, shall be delivered to the Holder hereof as soon as practicable after the rights represented by this Warrant shall have been so exercised.

(b) Holder is granted “Cashless Exercise Rights”, whereby if notice of exercise by Holder specifies that the exercise of this Warrant is made pursuant to this Section 1, then the Company shall deliver to Holder, without payment by Holder of any Exercise Price or any cash or other consideration, the number of Company Shares computed using the following formula:

X = Y(A-B)

   A

Where:

X = the number of Warrant Shares to be issued to the Holder pursuant to the exercise of this Warrant pursuant to this Section 4;

Y = the number of Shares that may be purchased upon exercise of this Warrant;

A = the Market Price, as defined below, of one share of Common Stock; and

B = the Exercise Price per share of Common Stock.

“Market Price” of an security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed based upon the average of the ten preceding business days prior to the date of exercise, or, if there has been no sales on any such exchanges on any day, the average of the highest bid and the lowest asked prices on all such exchanges for such period, or, if on a day any such security is not listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00pm Eastern Time.

2. Reservation of Warrant Shares. The Corporation agrees that, prior to the expiration of this Warrant, it will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the number of Warrant Shares as from time to time shall be issuable by the Corporation upon the exercise of this Warrant.

3. No Holder Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a Holder of the Corporation.

4. Transferability of Warrant. Prior to the Termination Date and subject to compliance with applicable laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed for transfer.

5. Certain Adjustments. With respect to any rights that Holder has to exercise this Warrant and convert into shares of Common Stock, Holder shall be entitled to the following adjustments:

(a) Merger or Consolidation. If at any time there shall be a merger or a consolidation of the Corporation with or into another corporation when the Corporation is not the surviving corporation, then, as part of such merger or consolidation, lawful provision shall be made so that the holder hereof shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Warrant Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor corporation resulting from such merger or consolidation, to which the holder hereof as the holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder hereof as the holder of this Warrant after the merger or consolidation.

(b) Reclassification, Recapitalization, etc. If the Corporation at any time shall, by subdivision, combination or reclassification of securities, recapitalization, automatic conversion, or other similar event affecting the number or character of outstanding shares of Common Stock, or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

(c) Split or Combination of Common Stock and Stock Dividend. In case the Corporation shall at any time subdivide, re-divide, recapitalize, split (forward or reverse) or change its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Warrant Price shall be proportionately reduced and the number of Warrant Shares proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Price shall be proportionately increased and the number of Warrant Shares proportionately reduced. Notwithstanding the foregoing, in no event will the Warrant Price be reduced below the par value of the Common Stock.

6. Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant, the Corporation shall instruct its transfer agent to enter stop transfer orders with respect to such Warrant Shares, and all certificates or instruments representing the Warrant Shares shall bear on the face thereof substantially the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT.

7. Vesting. The right to exercise this Warrant shall vest at the date of issuance and rights shall be 100% vested and exercisable.

8. Registration Rights. This Warrant is subject to the REGISTRATION RIGHTS ADDENDUM – LIOLIOS AGREEMENT attached hereto and made a part of the Warrant.

9. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of Colorado. All the covenants and provisions of this Warrant by or for the benefit of the Corporation shall bind and inure to the benefit of its successors and assigns hereunder. Nothing in this Warrant shall be construed to give to any person or corporation other than the Corporation and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Corporation and the holder of this Warrant. The section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Corporation, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers under its seal, this __ day of [____________].

ASPENBIO PHARMA, INC.

By:
Name:
Title:

WARRANT EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Warrant

To:	AspenBio Pharma, Inc.

1585 S. Perry Street

Castle Rock, CO 80104

Attention: Chief Financial Officer

Dated:____________

The undersigned, pursuant to the provisions set forth in the attached Warrant No. ______, hereby irrevocably elects to purchase (check applicable box):

☐	_________ shares of the Common Stock of AspenBio Pharma, Inc. covered by such Warrant; or

☐	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b) (if applicable).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

☐	$______ in lawful money of the United States; and/or

☐	if the provisions of subsection 1(b) of this Warrant are in effect, the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation); and/or

☐	if the provisions of subsection 1(b) of this Warrant are in effect, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

The undersigned hereby requests that certificates for the Warrant Shares purchased hereby be issued in the name of:

(please print or type name and address)

(please insert social security or other identifying number)

and be delivered as follows:

(please print or type name and address)

(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

Signature of Holder

SIGNATURE GUARANTEE:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form. Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

Dated: _____________________, _______

Holder's Signature:

Holder's Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust Corporation. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

REGISTRATION RIGHTS ADDENDUM – LIOLIOS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made a part of the Liolios Warrant issued herewith, by and between AspenBio Pharma, Inc., a Colorado corporation (the “Company”), and Liolios Group, Inc., ("Holder"). The Company and the Holder is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

The Parties agree as follows:

1.             Definitions. For purposes of this Agreement, the following terms have the indicated meanings:

1.1              “Common Stock” means the Company’s Common Stock, no par value per share.

1.2              “Piggyback Registration” has the meaning set forth in Section 2.1 hereof.

1.3              “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or successor statute (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document.

1.4              “Registrable Securities” means (i) the shares of Common Stock underlying the Warrants issued herewith and (ii) any Common Stock issued or issuable to the Holder with respect to the Common Stock referred to in clause (i) by way of a dividend, split, or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization; provided however, that with respect to any Registrable Securities, such securities shall cease to be Registrable Securities when (x) they have been sold pursuant to an effective registration statement registering such securities under the Securities Act, (y) they have been sold in compliance with paragraph (d) of Rule 145 or (z) they are eligible to be sold pursuant to subsection (k) of Rule 144.

2.             Registration Rights.

2.1              Piggyback Registration. In the event the Company proposes to register any of its securities under the Securities Act in an underwritten offering by filing any form of registration statement (other than Form S-4 or Form S-8 or the successor form of either of them) that would legally permit the inclusion of Registrable Securities, the Company shall give the Holder written notice thereof as soon as practicable but in no event less than 30 days prior to the filing of such registration statement, and shall provide the Holder an opportunity to include in such registration all Registrable Securities requested by the Holder in writing to be included therein, subject to the limitations set forth in this Section 2.2. If Holder chooses to include in any such registration statement all or any part of the Registrable Securities it holds, such Holder shall, within 10 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Holder. If any Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to underwritten offerings of its securities, all upon the terms and conditions set forth herein.

2.2              Underwriting. If the registration statement for which the Holder has registration rights under this Agreement is for an underwritten offering, the Company shall so advise the Holder. The right of the Holder to be included in a registration pursuant to this Agreement shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. If the Holders elect to participate in such offering, the Holders shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, the Company, upon advice from its underwriters, reserves the right to reduce (on a pro rata basis) or eliminate the number of shares that may be included in the underwriting based upon a good faith determination that marketing factors require a limitation or elimination of the number of shares to be underwritten. The Company or its underwriters may also condition the participation of the Holder in such underwriting upon the Holder entering into a lock-up agreement with the Company or its underwriters for such period of time deemed appropriate by the underwriters. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

2.3              Costs of Registration. The Company shall bear the costs of each registration in which the Holders participate pursuant to Section 2.2, but excluding any underwriting discounts or commissions on the sale of Registrable Securities.

2.4              Transferability of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may not be transferred by the Holders.

2.5              Reports under Securities Exchange Act of 1934. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public pursuant to a registration on Form S-3 or without registration, the Company agrees to:

(a)                make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”);

(b)               file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)                furnish to the Holder, so long as accurate and so long as the Holders own any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any successor form that provides for short-form registration) (at any time after it so qualifies), and such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

3.             Obligations of the Company.

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

3.1              The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a registration statement and the prospectus used in connection with the registration statement as may be necessary to keep the registration statement effective at all times required for such registration statement under this Agreement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the registration statement until the termination of said period.

4.             Obligations of the Holders.

In connection with the registration of the Registrable Securities, the Holders shall have the following obligations:

4.1              Each Holder shall furnish to the Company such information regarding himself, the Registrable Securities held by him and the intended method of disposition of the Registrable Securities held by him as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least 10 business days prior to the first anticipated filing date of the registration statement, the Company shall notify the Holders of the information the Company requires from the Holders.

4.2              The Holders, by acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the registration statements hereunder, unless the Holders have notified the Company in writing of their election to exclude all of their Registrable Securities from the applicable registration statement.

4.3              In the event the Registrable Securities are included in a registration statement, the Holders understand that the Securities Act may require delivery of a prospectus relating thereto in connection with any sale thereof pursuant to such registration statement, and each Holder shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

4.4              The Holders agree to notify the Company promptly, but in any event within five business days after the date on which all Registrable Securities covered by a registration statement that are owned by the Holders have been sold by the Holders, if such date is prior to the expiration of the Registration Period, so that the Company may comply with its obligation to terminate such registration statement in accordance with Item 512(a)(3) of Regulation S-K.

4.5              The Holders may not participate in any underwritten distribution pursuant to a registration statement under Section 2.2 unless the Holder (a) agrees to sell their Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agree to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 2.3.

5.            Indemnification.

In the event any Registrable Securities are included in a registration statement under this Agreement:

5.1              The Company shall defend, indemnify, and hold harmless, to the fullest extent permitted by law, the Holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by and contained in any information furnished in writing to the Company by the Holder expressly for use therein. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.1, as it pertains to any preliminary or final prospectus, shall not inure to the benefit of any indemnified Party if the untrue statement or omission of material fact contained in the preliminary or final prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.3 hereof, and the indemnified Party was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such indemnified Party, notwithstanding such advice, used such incorrect prospectus.

5.2              Each Holder shall defend, indemnify, and hold harmless, to the extent permitted by law, the Company, its directors, officers, employees and agents and each Party who controls (within the meaning of the Securities Act) the Company or such other indemnified Party against any losses, claims, damages, liabilities and expenses (including with respect to any claim for indemnification hereunder asserted by any other indemnified Party) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Holder. The indemnification provided under this Section 5.2 shall be several and not joint.

5.3              Any Party entitled to indemnification hereunder shall give prompt written notice to the indemnifying Party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying Party from its obligation under this Section 5, except to the extent that the indemnifying Party has been materially prejudiced by such failure to provide such notice.

5.4              In any case in which any such action is brought against any indemnified Party, and it notifies an indemnifying Party of the commencement thereof, the indemnifying Party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Party, and after notice from the indemnifying Party to such indemnified Party of its election so to assume the defense thereof, the indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified Party hereunder for any legal or other expense subsequently incurred by such indemnified Party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified Party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying Party, in which event the indemnified Party shall be reimbursed by the indemnifying Party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying Party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying Party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying Party without the consent of the indemnified Party (which consent shall not be unreasonably withheld).

5.5              The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Party and will survive the transfer of the Registrable Securities.

5.6              If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying Party is unavailable to an indemnified Party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying Party, in lieu of indemnifying the indemnified Party, shall contribute to the amount paid or payable by each indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such indemnifying Party on the one hand and of the indemnified Party or Parties on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the Parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

5.7              The Parties agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person liable for fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not liable for such fraudulent misrepresentation.

6.             Miscellaneous.

6.1              Enforceability/Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.2              Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically or to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or the Holder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

6.3              Entire Agreement; Successors and Assigns. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the Parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the Parties. This Agreement may not be assigned by any Holder.

6.4              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflicts of laws principles.

6.5              Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, and all of which taken together constitute one and the same instrument.

6.6              Headings. The section headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

6.7              Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

If to the Holders:

Liolios Group, Inc.

2431 West Coast Highway

Suite 205

Newport Beach, CA 92663

949 574-3860

If to the Company:

AspenBio Pharma, Inc.

1585 S. Perry Street

Castle Rock, CO 80104

Either Party hereto may change the above specified recipient or mailing address by notice to the other Party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient's location) or on the day shown on the return receipt (if delivered by mail or delivery service).

6.8              Amendment and Waiver. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be effective against the Company or the Holder unless such amendment or waiver is approved in writing by the Company and the Holder. The failure of any Party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such Party thereafter to enforce each provision of this Agreement in accordance with its terms.

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